2020 Fiscal Year and Fourth Quarter Earnings Call February 1, 2021

Forward-Looking Statements 2 This presentation contains “forward-looking statements” within the meaning of federal securities laws. These forward-looking statements include statements with respect to the 2021 and 2025 targets, growth targets and other expectations and other non-historical information. Without limiting the foregoing, statements including the words, “expect,” “intend,” “will,” “plan,” “anticipate,” “believe,” “forecast,” “guidance,” “outlook,” “goals,” “target,” “estimate” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to the occurrence of many events outside Omnicell’s control and are subject to various risks and uncertainties, including those described below. Among other things, there can be no assurance that Omnicell’s actual results or growth rates will not differ, perhaps substantially, from the targets and expectations contained in this presentation. Such statements include, but are not limited to, Omnicell’s projected revenues, operating margin and EBITDA margin; planned new products and services; and statements about Omnicell’s strategy, objectives and vision. Actual results and other events may differ significantly from those contemplated by forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. These risks and uncertainties include, among other things, (i) risks related to outbreaks of contagious diseases or other adverse public health epidemics including the ongoing COVID-19 pandemic, including the duration and any resurgences of the COVID-19 pandemic, (ii) unfavorable general economic and market conditions, including due to economic disruption caused by public health crises such as the COVID-19 pandemic, (iii) Omnicell’s ability to take advantage of the growth opportunities in medication management across all care settings, (iv) Omnicell’s ability to develop and commercialize new products and enhance existing products, (v) Omnicell’s ability to deliver on our vision of the autonomous pharmacy and the impact that advanced automation, data intelligence and expert services will have on patient care, (vi) risks to growth and acceptance of Omnicell’s products and services, including competitive conversions, and growth in the overall demand for medication management and supply chain solutions and medication adherence solutions generally, (vii) risks presented by the transition to selling more products and services on a subscription basis, (viii) potential increased competition, (ix) potential regulatory changes, (x) Omnicell’s ability to improve sales productivity to grow product bookings, (xi) Omnicell’s ability to acquire companies, businesses or technologies and successfully integrate such acquisitions and (xii) other risks and uncertainties described in the Risk Factors section of Omnicell’s most recent annual report on Form 10-K and quarterly report on Form 10-Q, filed with the United States Securities and Exchange Commission. Forward-looking statements should be considered in light of these risks and uncertainties. Investors are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements contained in this presentation speak only as of the date of this presentation. Omnicell undertakes no obligation to update such statements, whether as a result of changed circumstances, new information, future events or otherwise, except as required by law. © 2021 Omnicell, Inc. Non-GAAP Financial Information This presentation contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), including 2020 non-GAAP operating margin, 2020 non-GAAP EBITDA margin, targeted non-GAAP operating margin and targeted non-GAAP EBITDA margin. Reconciliations of the 2020 non-GAAP financial measures, as well as non-GAAP gross profit, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP net income, non-GAAP net income per share-diluted and non-GAAP EBITDA, to the most directly comparable GAAP measures are included in the Appendix to this presentation. Our non-GAAP operating margin target, non-GAAP EBITDA margin target, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP net income, non-GAAP net income per share-diluted and non-GAAP EBITDA exclude certain items, which include, but are not limited to, unusual gains and losses, costs associated with future restructurings, acquisition-related expenses and certain tax and litigation outcomes. These excluded items may be significant. We do not provide a reconciliation of forward-looking non-GAAP targets to the comparable GAAP measures as these items are inherently uncertain and difficult to estimate, and cannot be predicted without unreasonable effort. We believe such a reconciliation would imply a degree of precision that could be confusing to investors. These items may also have a material impact on GAAP earnings per share, total revenues, product revenues and service revenues in future periods. As such, these forward-looking non-GAAP financial measures are limited in their utility for evaluating our future operating results in accordance with GAAP.

Resilient and High-Visibility Revenue

Robust Backlog
- Robust product backlog

Deep Customer Relationships
- **145** of the top 300 U.S. health systems in long-term, sole-source agreements[1,2]

Customer Retention
- **99%+** customer retention[3]

Point of Care Installed Base Early in Upgrade Cycle
- **36%** through XT series replacement cycle[2]



Connected Devices, Software Licenses & Other[4]
Recurring Technical Services and Other Recurring[6]
Recurring SaaS, Subscription Software & Tech-Enabled Services[5]
~63%
~6%
~31%
Types of Revenue (2020)

High revenue visibility from recurring revenue, sole-source agreements and backlog

1. As defined by Definitive Healthcare.
2. As of 12/31/2020.
3. Measured over the past year on a revenue basis.
4. High revenue visibility based on backlog, pipeline & LT sole-source agreements.
5. Includes Central Pharmacy Dispense Services (XR2aaS), EnlivenHealth, IV RIIS Service, Omnicell 340B, Omnicell One Service and RobotRX Service (Pak Plus).
6. Includes revenue from Consumables.

© 2021 Omnicell, Inc.

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Advanced Services Accelerating Recurring Revenue Growth

SaaS, Subscription Software & Tech-Enabled Services (% of Total Revenue)


6%
9-10%
20-30%
2020
2021E
2025E

~50% 2020-2025 Targeted Revenue CAGR

- ✓ Leveraging established channel and strong customer relationships
- ✓ Strong demand driven by increasing provider digitization and need to evolve medication supply chain
- ✓ Omnicell's cloud-based services enable better outcomes
- ✓ Subscription-based, recurring revenue streams
- ✓ Significantly increases core addressable market
- ✓ High margin unit economics

NOTE: Includes Central Pharmacy Dispense Services (XR2aaS), EnlivenHealth, IV RIIS Service, Omnicell 340B, Omnicell One Service and RobotRX Service (Pak Plus).

© 2021 Omnicell, Inc.

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Driving Profitable Growth Through Disciplined Execution 5 $1,900-$2,000 2025E $1,085-$1,105 2021E Expected Annual Revenue ($ in Millions) © 2021 Omnicell, Inc. $1,650-$1,750 Continue to grow and expand within large existing customer base (sites & product) Capitalize on upgrade cycles Continue market share gains Drive innovation and continue to deliver the Autonomous Pharmacy Vision Execute value-enhancing M&A

Continuing to Drive Margin Expansion

Targeted Non-GAAP Operating Margin (%)


13%
~17%
~400bps
~21%
2020
2021E
2025E

Targeted Non-GAAP EBITDA Margin (%)


18%
~21%
~400bps
~25%
2020
2021E
2025E

Key Drivers of Margin Enhancement

- ✓ <u>Improving Business Mix</u> – SaaS, Subscription Software & Tech-Enabled Services targeted to represent 20-30% of revenue by 2025, supporting strong gross margins
- ✓ <u>Long-Term Customer Partnerships</u> – Sole-source agreements with 145 of the top 300 U.S. health systems[1,2] and many outside of the top 300
- ✓ <u>Economies of Scale</u> – Supply chain and operating expense volume leverage
- ✓ <u>Manufacturing Savings</u> – Cost productivity programs
- ✓ <u>Process Efficiencies</u> – Increasing virtualization of commercial and implementation processes

1. As of 12/31/2020. 2. As defined by Definitive Healthcare.

DISCLAIMER: See Appendix for a reconciliation of 2020 non-GAAP operating margin and 2020 non-GAAP EBITDA margin to their most directly comparable GAAP financial measures. We do not provide a reconciliation of forward-looking non-GAAP guidance to the comparable GAAP measures as these items are inherently uncertain and difficult to estimate and cannot be predicted without unreasonable effort.

© 2021 Omnicell, Inc.

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Appendix 7

8© 2021 Omnicell, Inc. Omnicell, Inc. Reconciliation of GAAP to Non-GAAP (Unaudited, in thousands, except per share data and percentage) Three Months Ended December 31, Year Ended December 31, 2020 2019 2020 2019 Reconciliation of GAAP gross profit to non-GAAP gross profit: GAAP gross profit $ 123,654 $ 123,603 $ 413,292 $ 436,912 GAAP gross margin 49.6% 49.8% 46.3% 48.7% Share-based compensation expense 1,811 1,454 7,469 5,648 Amortization of acquired intangibles 2,901 2,035 9,001 8,182 Severance-related expenses — — 2,564 — Non-GAAP gross profit $ 128,366 $ 127,092 $ 432,326 $ 450,742 Non-GAAP gross margin 51.5% 51.2% 48.5% 50.2% Reconciliation of GAAP operating expenses to non-GAAP operating expenses: GAAP operating expenses $ 103,440 $ 101,421 $ 377,766 $ 358,560 GAAP operating expenses % to total revenues 41.5% 40.8% 42.3% 40.0% Share-based compensation expense (9,852) (7,420) (37,228) (28,401) Amortization of acquired intangibles (3,545) (2,690) (10,601) (10,581) Acquisition-related expenses (2,482) — (5,603) — Severance-related and other expenses (a) (1,113) (795) (9,385) (1,715) Non-GAAP operating expenses $ 86,448 $ 90,516 $ 314,949 $ 317,863 Non-GAAP operating expenses % to total revenues 34.7% 36.5% 35.3% 35.4% Reconciliation of GAAP income from operations to non-GAAP income from operations: GAAP income from operations $ 20,214 $ 22,182 $ 35,526 $ 78,352 GAAP operating income % to total revenues 8.1% 8.9% 4.0% 8.7% Share-based compensation expense 11,663 8,874 44,697 34,049 Amortization of acquired intangibles 6,446 4,725 19,602 18,763 Acquisition-related expenses 2,482 — 5,603 — Severance-related and other expenses (a) 1,113 795 11,949 1,715 Non-GAAP income from operations $ 41,918 $ 36,576 $ 117,377 $ 132,879 Non-GAAP operating margin (non-GAAP operating income % to total revenues) 16.8% 14.7% 13.2% 14.8%

Omnicell, Inc.
Reconciliation of GAAP to Non-GAAP
(Unaudited, in thousands, except per share data and percentage)

	Three Months Ended December 31,		Year Ended December 31,	
	2020	2019	2020	2019
Reconciliation of GAAP net income to non-GAAP net income:				
GAAP net income	$ 16,377	$ 22,095	$ 32,194	$ 61,338
Tax impact of IP restructuring	—	(2,192)	—	7,432
Share-based compensation expense	11,663	8,874	44,697	34,049
Amortization of acquired intangibles	6,446	4,725	19,602	18,763
Acquisition-related expenses	2,482	—	5,603	—
Severance-related and other expenses [a]	1,113	795	11,949	1,715
Amortization of debt issuance costs	843	486	1,597	2,205
Amortization of discount on convertible senior notes	4,517	—	4,766	—
Tax effect of the adjustments above [b]	(3,234)	(1,261)	(9,139)	(4,762)
Non-GAAP net income	$ 40,207	$ 33,522	$ 111,269	$ 120,740
Reconciliation of GAAP net income per share- diluted to non-GAAP net income per share- diluted:				
Shares - diluted GAAP	44,001	43,327	43,743	42,943
Dilution offset from convertible note hedge transaction [c]	(45)	—	—	—
Shares - diluted Non-GAAP	43,956	43,327	43,743	42,943
GAAP net income per share- diluted	$ 0.37	$ 0.51	$ 0.74	$ 1.43
Tax impact of IP restructuring	—	(0.05)	—	0.17
Share-based compensation expense	0.26	0.20	1.01	0.79
Amortization of acquired intangibles	0.14	0.11	0.45	0.44
Acquisition-related expenses	0.06	—	0.13	—
Severance-related and other expenses	0.03	0.02	0.27	0.04
Amortization of debt issuance costs	0.02	0.01	0.04	0.05
Amortization of discount on convertible senior notes	0.10	—	0.11	—
Tax effect of the adjustments above [b]	(0.07)	(0.03)	(0.21)	(0.11)
Non-GAAP net income per share- diluted	$ 0.91	$ 0.77	$ 2.54	$ 2.81
Reconciliation of GAAP net income to non-GAAP EBITDA [d]:				
GAAP net income	$ 16,377	$ 22,095	$ 32,194	$ 61,338
Share-based compensation expense	11,663	8,874	44,697	34,049
Interest (income) and expense, net	(82)	(587)	360	1,378
Depreciation and amortization expense	17,164	14,034	61,067	53,559
Acquisition-related expenses	2,482	—	5,603	—
Severance-related and other expenses [a]	1,113	795	11,949	1,715
Amortization of debt issuance costs	843	486	1,597	2,205
Amortization of discount on convertible senior notes	4,517	—	4,766	—
Income tax expense (benefit)	(2,501)	(125)	(2,845)	12,595
Non-GAAP EBITDA	$ 51,576	$ 45,572	$ 159,388	$ 166,839
Non-GAAP EBITDA margin (non-GAAP EBITDA % to total revenues)	*20.7%*	*18.4%*	*17.9%*	*18.6%*

(a) For the three months ended December31, 2020, other expenses included approximately $0.1 million of IP and legal entities restructuring costs, and $1.0 million of certain litigation costs. For the year ended December 31, 2020, other expenses included approximately $1.0 million of IP and legal entities restructuring costs, and $1.0 million of certain litigation costs. For the three months and year ended December 31, 2019, other expenses included approximately $0.8 million and $1.7 million of IP and legal entities restructuring costs, respectively.

(b) Tax effects calculated for all adjustments except tax benefits and expenses, and share-based compensation expense, using an estimated annual effective tax rate of 21% for both fiscal years 2020 and 2019.

(c) Non-GAAP diluted shares exclude the impact of dilutive convertible senior notes for which the Company is economically hedged through its anti-dilutive convertible note hedge transaction.

(d) Defined as earnings before interest income and expense, taxes, depreciation, amortization, share-based compensation, as well as excluding certain non-GAAP adjustments.

© 2021 Omnicell, Inc.

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